Exhibit 3.01.9

C-100A Rev. 3/96

New Jersey Division of Revenue Restated Certificate of Incorporation of Intrado Command Systems, Inc.

To:	Treasurer, State of New Jersey

Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

1.	Name of Corporation: Intrado Command Systems, Inc.

2.	The purpose(s) for which the corporation is organized is (are):

The corporation may engage in any activity within the purposes for which corporations may be organized under Title 14A, Corporations, General.

(Use the following it the shares are to consist of one class only.)

3.	The aggregate number of shares which the corporation shall have authority to issue is 1,000,000

(Use	the following if the shares are divided into classes, or into classes and series.)

4.	The aggregate number of shares which the corporation shall have authority to issue is itemized by classes, par value of shares, shares without par value, and series, if any, within a class is:

Class	Series (if any)	Number Shares	Par value per share or statement that shares are without par value

The relative rights, preferences and limitations of the shares of each class and series (if any), are as follows:

(If, the shares are, or are to be divided into classes, or into classes and series, insert a statement of any authority vested in the board of directors to divide the shares into classes or series, or both, and to determine or change for any class or series its designation, number or shares, relative rights, preferences and limitations.)

5.	The address of the corporation’s current registered office is: (Include zip code) 830 Bear Tavern Road, West Trenton, NJ 08628 and the name of its current registered agent at such address is: Corporation Service Company

6.	The number of directors constituting the current board of directors is:

The names and addresses of the directors are as follows:

Names	Address (including zip code)

*See attachment*

7.	The duration of the corporation, if other than perpetual, is:

8.	Other Provisions:

Signature: /s/ George Heinrichs	Date:	2/3/09
Name: George Heinrichs	Title:	President
(Must be Chair. of Board, Pres., or Vice Pres.)

NJ Division of Revenue. PO Box 308, Trenton NJ 08646

Exhibit A

Intrado Command Systems, Inc.

Directors:

Thomas B. Barker

Nancee R. Berger

Steven M. Stangl

Officers:

President	-	George Heinrichs
Chief Operating Officer	-	Nancee R. Berger
Chief Administrative Officer	-	Mark V. Lavin
Chief Financial Officer/Treasurer	-	Paul M. Mendlik
Chief Executive Officer	-	Steven M. Stangl
Vice President	-	Doug Roberts
Secretary	-	David C. Mussman

George Heinrichs is located at:

1601 Dry Creek Dr.

Longmont, CO 80503

Doug Roberts is located at:

5101 Rue Buchan

Montreal, Quebec H4P 2R9

All other directors & officers are located at:

11808 Miracle Hills Drive

Omaha, NE 68154

C-100A Rev. 3/96—con’t

Part 2

Certificate Required to be filed with the

RESTATED CERTIFICATE of INCORPORATION

(For Use by Domestic Corporations)

Pursuant to N.J.S.A.14A:9-5 (5), the undersigned corporation hereby executes the following certificate:

1.	Name of Corporation: Intrado Command Systems, Inc.

2.	Restated Certificate of Incorporation was adopted on the 3rd day of February , 2009.

(Use the following clause if the Restated Certificate was adopted by the shareholders.)

3.	At the time of the adoption of the Restated Certificate of Incorporation, the number of shares outstanding was:

The total of such shares entitled to vote thereon, and the vote of such shares was:

Total Number of Shares	Number of Shares Voted
Entitled to Vote	For	Against
1,000	1,000

At the time of adoption of the Restated Certificate of Incorporation, the number of outstanding shares or each class or series entitled to vote thereon as a class and the vote of such shares, was: (if inapplicable, insert none”.)

Class or	Total Number of Shares	Number of Shares Voted
Series	Entitled to Vole	For	Against

(Use the following if the Restated Certificate does not amend the Certificate of Incorporation.)

4.	This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

(Use the following if the Restated Certificate further amends the Certificate of Incorporation.)

5.	This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by: (insert amendment or amendments adopted. If such amendment is intended to provide for an exchange, reclassification or cancellation of issued shares, insert a statement of the manner in which the same shall be affected.)

The Certificate is amended to reduce the number of authorized shares of the Corporation’s Common Stock to 1,000,000, to confirm that all such authorized shares of Common Stock are voting shares and to change the par value of such shares from $0.01 per share to no par value per share.

6.	Other Provisions:

Signature: /s/ George Heinrichs	Date:	2/3/09
Name: George Heinrichs	Title:	President (Must be Chair. of Board, Pres., or Vice Pres.)

NJ Division of Revenue, PO Box 308, Trenton NJ 08646